Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT SERVICES AGREEMENT

THIS AMENDMENT No. 1 (the “Amendment”) is made as of January 1, 2018, by and between LifeApps Brands, Inc., a Delaware corporation (the “Company”) and Robert A. Blair (the “Executive”).

W I T N E S S E T H

WHEREAS, the Parties hereto have heretofore entered into an Employment Services Agreement, dated as of December 19, 2017 (the “Agreement”) in connection with the engagement of the Executive as the Company’s Chief Executive Officer; and

WHEREAS, the Parties wish to revise the Agreement hereby to (i) terminate the Executive’s ability to convert Deferred Salary Payments (as such term is defined in the Agreement) into Company common stock, and (ii) to extend the date by which the Company must authorize and approve a 2018 Equity Incentive Plan (the “2018 EIP”) to July 31, 2018.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.     Termination of Deferred Salary Payment Conversion Feature. Item 3 of Schedule A to the Agreement is hereby revised to terminate and remove the Deferred Salary Payment conversion feature set forth therein. All other terms of Item 3 of Schedule A of the Agreement shall continue with full force and effect.

2.     Extension of 2018 EIP Approval Deadline. Section 5(b) of the Agreement is hereby revised to extend the date by which the Company must authorize and approve a 2018 EIP to July 31, 2018. All other terms of Section 5(b) of the Agreement shall continue with full force and effect.

3.     Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed on the date first above written.

LIFEAPPS BRANDS, INC.

By:	/s/ Brian Neal
Name: Brian Neal
Title: President

EXECUTIVE

/s/ Robert A. Blair
Name: Robert A. Blair

2